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                       Agreement of Limited Partnership - VFCC Project Brave.rtf
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                        PROJECT BRAVE LIMITED PARTNERSHIP

                        AGREEMENT OF LIMITED PARTNERSHIP


                                   DATED AS OF

                                  JULY 1, 2000
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                                TABLE OF CONTENTS

                                                                           PAGE

ARTICLE I....................................................................2


FORMATION AND PURPOSE........................................................2

1.1 FORMATION; CONTINUATION..................................................2
1.2 DEFINITIONS..............................................................2
1.3 NAME.....................................................................2
1.4 REGISTERED OFFICE; OTHER OFFICES.........................................2
1.5 TERM.....................................................................3
1.6 PURPOSE OF PARTNERSHIP...................................................3
1.7 INVESTMENT GUIDELINES....................................................4

ARTICLE II  ADMISSION OF ADDITIONAL LIMITED PARTNERS.........................4

2.1 ADMISSION................................................................4
2.2 [RESERVED]...............................................................4
2.3 ADMISSION AMENDMENTS.....................................................4

ARTICLE III  PARTNERSHIP CAPITALIZATION......................................5

3.2 [RESERVED]...............................................................5
3.3 NO INTEREST ON CONTRIBUTIONS.............................................5
3.4 LOANS....................................................................5

ARTICLE IV  CAPITAL CONTRIBUTIONS............................................6

4.1 CAPITAL CONTRIBUTIONS....................................................6
4.2 NO CALLED CONTRIBUTIONS..................................................6

ARTICLE V  DISTRIBUTIONS.....................................................6

5.1 AVAILABLE CASH DISTRIBUTION DATES........................................6
5.2 DISTRIBUTION INTENT; CERTAIN DEFINITIONS.................................6
5.3 NO IN-KIND DISTRIBUTIONS.................................................6
5.4 DISTRIBUTIONS UPON DISSOLUTION...........................................7
5.5 [RESERVED]...............................................................7
5.6 WITHHOLDING FROM DISTRIBUTIONS...........................................7

ARTICLE VI  POWERS AND DUTIES OF THE GENERAL PARTNER.........................7

6.1 MANAGEMENT OF THE PARTNERSHIP............................................7
6.2 REPRESENTATION OF GENERAL PARTNER........................................7
6.3 POWERS OF THE GENERAL PARTNER............................................8
6.4 DUTIES OF THE GENERAL PARTNER; LIMITATION OF LIABILITY...................9
6.5 NO OTHER ACTIVITIES OF THE GENERAL PARTNER...............................9
6.6 MANAGEMENT AND ADMINISTRATIVE SERVICES AGREEMENTS.......................10
6.7 RELIANCE ON AUTHORITY OF THE GENERAL PARTNER............................10
6.8 LIMITATIONS ON AUTHORITY OF THE GENERAL PARTNER.........................10
6.9 INDEMNIFICATION.........................................................12
6.10 EXPENSES OF THE GENERAL PARTNER........................................12
6.11 REMOVAL OF THE GENERAL PARTNER.........................................12
6.12 EXPENSES OF THE PARTNERSHIP............................................13

ARTICLE VII  POWERS, RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS.............13

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ARTICLE VIII................................................................14

[RESERVED]..................................................................14

ARTICLE IX  MEETINGS OF PARTNERS; VOTING....................................14

9.1 MEETINGS................................................................14
9.2 PLACE OF MEETINGS.......................................................14
9.3 NOTICE OF MEETINGS......................................................14
9.4 MEETING OF ALL PARTNERS.................................................15
9.5 QUORUM..................................................................15
9.6 MANNER OF ACTING........................................................15
9.7 AMENDMENT...............................................................15
9.8 PROXIES.................................................................16
9.9 ACTION BY PARTNERS WITHOUT A MEETING....................................16
9.10 WAIVER OF NOTICE.......................................................16
9.11 MEETING BY TELEPHONE; ACTION BY CONSENT................................16

ARTICLE X  ACCOUNTING, BOOKS AND RECORDS....................................16

10.1 ACCOUNTING METHODS.....................................................16
10.2 BOOKS AND RECORDS......................................................17
10.3 FINANCIAL REPORTS AND TAX RETURNS......................................17
10.4 GENERAL INFORMATION....................................................17
10.5 ADJUSTMENT OF TAX BASIS................................................18
10.6 CONTROVERSIES WITH INTERNAL REVENUE SERVICE............................18

ARTICLE XI..................................................................18

CAPITAL ACCOUNTS; ALLOCATIONS; TAX DISTRIBUTIONS............................18

11.1 MAINTENANCE OF CAPITAL ACCOUNTS........................................18
11.2 ALLOCATION OF PROFITS AND LOSSES.......................................19
11.3 TAX ITEMS; CONTRIBUTED AND REVALUED PROPERTY...........................20

ARTICLE XII  DISQUALIFICATION AND WITHDRAWAL OF PARTNERS....................20

12.1 DISQUALIFICATION.......................................................20
12.2 WITHDRAWAL OF PARTNERS.................................................21
12.3 PAYMENT TO PARTNERS UPON WITHDRAWAL....................................22

ARTICLE XIII  TRANSFER AND ASSIGNMENT OF PARTNERSHIP INTEREST...............22

13.1 GENERAL PROHIBITION....................................................22
13.2 PERMITTED TRANSFERS....................................................22
13.3 UNAUTHORIZED TRANSFERS.................................................23

ARTICLE XIV  DISSOLUTION AND LIQUIDATION OF PARTNERSHIP.....................23

14.1 DISSOLUTION............................................................23
14.2 LIQUIDATION............................................................24
14.3 NO FURTHER CLAIM.......................................................25

ARTICLE XV..................................................................25

POWER OF ATTORNEY...........................................................25

ARTICLE XVI.................................................................25

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DEFINITIONS.................................................................25

16.1 DEFINITIONS IN GENERAL.................................................25
16.2 CERTAIN DEFINITIONS....................................................26

ARTICLE XVII................................................................30

MISCELLANEOUS...............................................................30

17.1 ADDITIONAL DOCUMENTS...................................................30
17.2 APPLICABLE LAW.........................................................30
17.3 NOTICES................................................................30
17.4 ENTIRE AGREEMENT.......................................................31
17.5 EXTENSION NOT A WAIVER.................................................31
17.6 CREDITORS NOT BENEFITED................................................31
17.7 SEVERABILITY...........................................................31
17.8 SUCCESSORS.............................................................31
17.9 COUNTERPARTS...........................................................32
17.10 SECTION HEADINGS......................................................32
17.11 TIME..................................................................32
17.12 PRONOUNS..............................................................32
17.13 ACCEPTANCE OF PRIOR ACTS BY NEW PARTNER...............................32
17.14 PARTNERSHIP PROPERTY..................................................32
17.15 WAIVER OF ACTION FOR PARTITION........................................32

Exhibit A   Partners
Exhibit B   Regulatory Allocations
Exhibit C   Form of Management Agreement
Exhibit D   Form of Administrative Services Agreement

                        PROJECT BRAVE LIMITED PARTNERSHIP

      THIS AGREEMENT OF LIMITED PARTNERSHIP (the "AGREEMENT") is made and entered into as of the 1st day of July, 2000, by and between FIFS ACQUISITION FUNDING COMPANY, L.L.C. ("FAFC") a Delaware liability company as the "GENERAL PARTNER" and FIRST UNION INVESTORS, INC., a corporation organized under the laws of Delaware (the "LIMITED PARTNER").

      WHEREAS, General Partner heretofore entered into that certain Loan and Security Agreement, dated as of October 2, 1998 (the "BRIDGE AGREEMENT") by and among General Partner, as the borrower, Auto Lenders Acceptance Corporation, as servicer and seller, VFCC, First Union Securities, Inc., as deal agent and documentation agent, and First Union National Bank, as liquidity agent; and

      WHEREAS, pursuant to the Bridge Agreement, the General Partner incurred certain indebtedness (the "BRIDGE DEBT") and secured such Bridge Debt with a pledge of the Collateral (as defined in the Indenture, as described below); and

      WHEREAS, inasmuch as a DE FACTO partnership with respect to the ownership of the Collateral may have been created solely for federal income tax purposes pursuant to certain term sheets and other documents executed and/or delivered at the time of, or in connection with, the execution and delivery of the Bridge Agreement, which partnership's rights in said Collateral were and are subject to the rights of the lenders under the Bridge Agreement, it being the intent of the parties to the Bridge Agreement and such partnership that the Bridge Agreement create a debtor/creditor relationship between the General Partner and the lenders under the Bridge Agreement and that the Bridge Agreement provide temporary financing of said Collateral; and

      WHEREAS, the parties to the Bridge Agreement have agreed that, contemporaneously with the formation of this partnership (the "PARTNERSHIP"), the General Partner will transfer, subject to Bridge Debt, the Collateral to the Partnership in exchange for its Partnership interest; and

      WHEREAS, the Partnership will issue certain asset-backed notes (the "NOTES") under that certain Indenture dated as of August 8, 2000 by and among the Partnership, First Union National Bank, as paying agent and Wells Fargo Bank Minnesota, National Association, as trustee (the "INDENTURE") the proceeds of which to be used to extinguish the Bridge Debt.

      NOW, THEREFORE, for and in consideration of the foregoing premises, the mutual covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby covenant and agree as follows:

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                              W I T N E S S E T H:
                               - - - - - - - - - -

                                    ARTICLE I

                              FORMATION AND PURPOSE

      1.1 FORMATION; CONTINUATION.

      (a) The Partners hereby acknowledge that the Partnership was formed on or about August 8, 2000 by the filing of the Certificate of Limited Partnership (the "CERTIFICATE") with the Secretary of State of Delaware with terms and conditions thereof and as specified herein and the existence thereof established. The Partners agree to continue the Partnership as a limited partnership pursuant to the Act and other relevant laws of the State of Delaware for the purposes the fifth recital hereof and further enumerated in SECTION 1.6 and upon the terms and conditions set forth in this Agreement.

      (b) The Partners further acknowledge that solely for purposes of federal and state income taxation from and after October 2, 1998 to the date hereof the respective interests of the parties in and with respect to the Collateral and any earnings thereon or proceeds therefrom (subject to the rights of the lenders under the Bridge Agreement) shall be and has been determined on the basis of a partnership with terms and provisions identical to the terms and conditions hereof (with FAFC constituting the sole general partner thereof).

      1.2 DEFINITIONS

      Certain capitalized terms not otherwise defined in the body of this Agreement are defined in ARTICLE XVI and the Indenture.

      1.3 NAME.

      The name of the Partnership shall be, and the business of the Partnership shall be conducted under, the firm name: PROJECT BRAVE LIMITED PARTNERSHIP, unless the General Partner changes the Partnership's name or implements a different trade name for the business of the Partnership.

      1.4 REGISTERED OFFICE; OTHER OFFICES.

      (a) The registered office of the Partnership in the State of Delaware and the office at which the records of the Partnership are maintained, is located at 1013 Centre Road, Wilmington, Delaware 19805, and its registered agent for service of process, located at that address is Corporation Service Company. This office may be changed, at any time and for any reason, by the General Partner or the registered agent pursuant to the applicable provisions of the Act. Notwithstanding the foregoing, the Partnership shall continuously maintain a registered office in

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Delaware. The General Partner may designate a different registered agent for the
Partnership by giving written notice to the Partners and by filing an appropriate amendment to the Certificate.

      (b) An office of the Partnership shall be maintained at the principal office and principal place of business of the General Partner, which is currently located at 675 Bering Drive, Suite 710, Houston, TX 77057. The Partnership may have such additional offices at such other places as the General Partner shall deem advisable. In establishing additional offices of the Partnership, the General Partner shall do so in such a manner as to preserve the limited liability of the Limited Partner pursuant to the laws of any jurisdiction in which any such office may be established.

      1.5 TERM.

      The term of this Partnership shall continue from the date of its formation until the date which is three (3) years after the earlier of (i) the date on which the final payment is received on all of the Collateral and (ii) the date on which the last item of Collateral is liquidated or otherwise disposed of, unless sooner terminated.

      1.6 PURPOSE OF PARTNERSHIP.

      The purposes of the Partnership shall be:

      (a) to acquire, hold, transfer, enforce its rights as obligee under, and liquidate all Contracts, NIM Collateral, and Servicing Strips (the "ASSETS") (as the same may be amended, modified, supplemented, restated or replaced from time to time to achieve, among other things, gains, income, cash flow and other benefits;

      (b) to maintain all Contract Files, Charged Off Contract Lists and Contract Lists, and all right, title, and interest of the Partnership in and to the documents, agreements and instruments included in the Contract Files, including, without limitation, rights of recourse of the Partnership against the Seller;

      (c) to maintain all Insurance Policies and all rights of the Issuer in all Insurance Policies;

      (d) to structure, implement and obtain the financing required for the investment in or acquisition of the Assets or the refinancing thereof;

      (e) to maintain all security interests, Liens, guaranties, mortgages and other encumbrances in favor of or assigned or transferred to the Partnership in and to the Assets and Financed Vehicles, and all accessions thereto and replacements thereof;

      (f) to enter into one or more Hedge Transactions with respect to indebtedness of the Partnership; and

      (g) to purchase, sell, possess, transfer, lease, license, or otherwise deal in, and to exercise all rights, powers, privileges and other incidents of ownership or possession with respect to Contracts and other property, whether real or personal, tangible or intangible;

      (h) to open, maintain, and close bank accounts, including to draw checks or other orders for the payment of moneys;

      (i) to file or cause to be filed financing or continuation statements in order to establish and maintain secured creditor status for the Partnership in the Assets; and

      (j) to enter into, make and perform all contracts, agreements and other undertakings and to take any action as may be necessary or advisable or incidental to the carrying out of the foregoing purposes.

All such activities of the Partnership shall be referred to as the Partnership's "Business."

      1.7 INVESTMENT GUIDELINES.

      The Partnership shall invest in or acquire the Assets and any other securities, receivables or other assets investments selected by the General Partner (hereinafter collectively referred to as the "PARTNERSHIP ASSETS"), subject to Three-Fourths Approval (as defined in SECTION 16.2) of the Limited Partners. The General Partner may transfer or dispose of (other than by collection of or otherwise in accordance with the Basic Documents) any Asset subject to Three-Fourth Approval of the Limited Partners.

                                   ARTICLE II

                    ADMISSION OF ADDITIONAL LIMITED PARTNERS

      2.1 ADMISSION.

      The General Partner shall have the authority to admit Persons as additional limited partners pursuant to the Act subject to Three-Fourths Approval of the Limited Partners.

      2.2 [RESERVED]

      2.3 ADMISSION AMENDMENTS.

      If the General Partner deems it to be necessary or desirable, an admission amendment to the Certificate may be filed by the Partnership confirming each additional Limited Partner's admission to the Partnership. Additionally, upon the admission of each additional Limited Partner to the Partnership, the General Partner shall execute an amendment to this Agreement modifying EXHIBIT A as appropriate to reflect the admission of such Limited Partner.

                                   ARTICLE III

                           PARTNERSHIP CAPITALIZATION

      3.1 CAPITAL CONTRIBUTION OBLIGATION.

      (a) Each Partner agrees to make the contributions to the capital of the Partnership set forth in SECTION 4.1 of this Agreement. All payments, transfers of property, rendering of services and other transfers to the Partnership in respect of a subscribed Interest shall constitute contributions to the capital of the Partnership (each, a "CAPITAL CONTRIBUTION").

      3.2 [RESERVED].

      3.3 NO INTEREST ON CONTRIBUTIONS.

      No Partner shall have any right or entitlement to receive interest on any Capital Contribution.

      3.4 LOANS.

      (a) Except as otherwise expressly provided herein, the Partnership may not directly borrow or incur any indebtedness other than the Notes for any purpose, including to acquire or carry any Partnership Asset or pledge or otherwise use any Partnership Asset as security for any other indebtedness of the Partnership.

      (b) In the event that the General Partner determines that the Partnership requires funds to pay any expenses of the Partnership incurred in connection with the management and operation of the Partnership for the purposes authorized hereunder in excess of amounts available on hand and amounts expected to be received before the due date of the payment of such expenses, the Partnership may borrow such funds from any Person on a short-term basis, including one or more of the Partners, subject to Two-Thirds Approval of the Limited Partner.

      (c) If the Partnership borrows money, other than as a result of its issuance of the Notes, from any Partner pursuant to SECTION 3.4(B), such loan shall bear interest at a commercially reasonable rate. The Partnership shall pay all principal and interest of the loan payable pursuant to the terms thereof before making any distribution to the Partners under the provisions of this Agreement. If any funds are available for payment of amounts due pursuant to loans referred to in this Section 3.4(c), but such funds are not adequate to pay all such amounts due in full, payment shall be made pro rata according to the respective amounts due (including both principal and interest) on all such Partner loans. Except as otherwise provided in this Agreement, any Partner who lends money to the Partnership hereunder, except by holding or purchasing Notes, shall be deemed a general creditor of the Partnership and not a Partner for the purpose of repaying principal and interest of any such loan.

                                   ARTICLE IV

                              CAPITAL CONTRIBUTIONS

      4.1 CAPITAL CONTRIBUTIONS.

      On or before the Closing, each initial Partner shall make its Capital Contribution to the Partnership. Pursuant to the Transfer and Servicing Agreement (as defined in the Indenture), the General Partner will, on or before the Closing, transfer certain property identified more fully in the Transfer and Servicing Agreement to the Partnership in respect of the General Partner's Interest. The initial Limited Partner will receive its Interest in consideration of the rendering to the Partnership by the initial Limited Partner or one or more of its affiliates certain services in connection with the structuring of certain financing transactions on behalf of the Partnership. The Partners agree that the respective Capital Contributions of the General Partner and the initial Limited Partner entitle the General Partner to a 70% interest in the capital of the Partnership and entitle the initial Limited Partner to a 30% interest in the capital thereof. A Partner's share in the profits of the Partnership shall correspond to its respective capital account.

      4.2 NO CALLED CONTRIBUTIONS.

      The General Partner shall have no authority to require further capital contributions from any Partner for any reason whatsoever.

                                    ARTICLE V

                                  DISTRIBUTIONS

      5.1 AVAILABLE CASH DISTRIBUTION DATES.

      The Partnership shall distribute all of its Available Cash, if any, from time-to-time (each date of a distribution being hereinafter referred to as a "DISTRIBUTION DATE") but no less frequently than monthly, and all Available Cash for any Fiscal Year shall be distributed not later than 30 days after the end of the final quarter in each Fiscal Year (as defined in SECTION 10.1).

      5.2 DISTRIBUTION INTENT; CERTAIN DEFINITIONS.

      The Partners intend that the aggregate distributions from the Partnership pursuant to SECTION 5.1 (the "DISTRIBUTIONS") shall be made to Partners in proportion to their Percentage Interests in the Partnership.

      5.3 NO IN-KIND DISTRIBUTIONS.

      The Partnership may not distribute property other than Available Cash prior to the dissolution of the Partnership, and any distributions shall otherwise be made in the same manner prescribed in SECTION 5.2.

      5.4 DISTRIBUTIONS UPON DISSOLUTION.

      Upon the dissolution of the Partnership, the Partnership shall distribute its assets, including the proceeds from the liquidation of its assets pursuant to SECTION 14.2 of this Agreement, after payment or provision for amounts described in SECTION 14.2(A) and SECTION 14.2(B) of this Agreement, to the Partners in proportion to their respective positive Capital Account balances.

      5.5 [RESERVED].

      5.6 WITHHOLDING FROM DISTRIBUTIONS.

      The Partnership may withhold from distributions or with respect to allocations and pay over to any federal, state or local government any amount required to be withheld pursuant to the Code or any provision of any other federal, state, or local law and may allocate any such amounts among the Partners in any manner that is in accordance with applicable law. All amounts withheld pursuant to the Code or any provision of any state or local tax law with respect to any payment, distribution or allocation to the Partnership or to the Partners shall be treated as amounts distributed to the Partners pursuant to this ARTICLE V for all purposes of the Agreement.

                                   ARTICLE VI

                    POWERS AND DUTIES OF THE GENERAL PARTNER

      6.1 MANAGEMENT OF THE PARTNERSHIP.

      The Partners agree that the assets, affairs and operations of the Partnership shall be managed exclusively by FAFC, as General Partner, or by its agents. No Limited Partner shall have any part in or shall interfere in any manner with the management or control of the Partnership or shall have any authority or right to act on behalf of the Partnership or to bind the Partnership in connection with any matter, except as otherwise expressly provided herein.

      6.2 REPRESENTATION OF GENERAL PARTNER.

      The General Partner represents to the Limited Partner that, as of the date of formation of the Partnership, the fair market value of the Collateral, which is being contributed to the Partnership, equals the adjusted basis of the General Partner in the Collateral for federal income tax purposes.

      6.3 POWERS OF THE GENERAL PARTNER.

      Except as otherwise expressly provided herein, all references herein to any action to be taken by the Partnership shall mean action taken in the name of the Partnership and on its behalf by the General Partner or its agents. The General Partner shall have the power by itself and shall be authorized and empowered on behalf and in the name of the Partnership to carry out any and all of the objectives and purposes of the Partnership and to perform all acts and enter into and perform all contracts and other undertakings that it may in its sole discretion deem necessary or advisable or incidental thereto, all in accordance with and subject to the other terms of this Agreement. Without limiting the generality of SECTION 1.6, but subject to the limitations imposed by this Agreement and by any non-waivable provision of applicable law, the General Partner shall have the authority of a "general partner" pursuant to the Act, including, without limitation, the authority to take the following actions on behalf of the Partnership in its name or through its agents:

      (a) To execute all agreements and other documents necessary to implement the purpose of the Partnership, to take such action as may be necessary to consummate the transactions contemplated thereby, and to make all reasonably necessary arrangements to carry out the Partnership's obligations in connection therewith;

      (b) To make all decisions concerning the origination, investigation, selection, negotiation, structuring, commitment to and monitoring of Partnership Assets and to otherwise generally advise the Partnership with respect to all investment decisions;

      (c) [RESERVED];

      (d) [RESERVED];

      (e) To sell, exchange or otherwise dispose of any assets of the Partnership other than the Partnership Assets;

      (f) To borrow money and incur other obligations in compliance with the provisions of this Agreement;

      (g) To draw, make, accept, endorse, sign and deliver any notes, drafts or other negotiable instruments or commercial paper;

      (h) To prepay, in whole or in part, refinance, recast, increase, modify, consolidate or extend any mortgage or security interest affecting any Partnership Assets of the Partnership;

      (i) To establish, maintain and draw upon checking, savings and other accounts in the name of the Partnership in such bank or banks as the General Partner may from time to time select, and to designate others to draw upon any such accounts;

      (j) To oversee and discharge agents of the Partnership;

      (k) To compromise any claim or liability due to the Partnership;

      (l) To execute, acknowledge or verify, and file any notifications, applications, statements and other filings that the General Partner considers necessary or desirable to be filed with any state or federal securities administrator or commission;

      (m) To make any tax elections to be made by the Partnership under Regulations section 1.703-1(b) (relating to tax elections made by partnerships);

      (n) To employ one or more trade names in the operation of the Partnership;

      (o) To execute, acknowledge or verify, and deliver any and all instruments that the General Partner considers necessary or desirable to effectuate any of the foregoing;

      (p) To execute hedging contracts in respect of Notes issued by the Partnership;

      (q) [RESERVED];

      (r) To do any or all of the foregoing, discretionary or otherwise, through agents selected by the General Partner and compensated or uncompensated by the Partnership; and

      (s) To do any or all of the foregoing upon such other terms and conditions as the General Partner, in its discretion, determines in good faith to be necessary, desirable or appropriate, whether in the ordinary course of business or otherwise.

      6.4 DUTIES OF THE GENERAL PARTNER; LIMITATION OF LIABILITY.

      The General Partner shall act in good faith and in the best interest of the Partnership and with such care as an ordinarily prudent person in a like position would use under similar circumstances. The General Partner shall have no liability to the Partnership or any Partner for any loss suffered by the Partnership or any Partner that arises out of any act or omission by the General Partner, if the General Partner performs its duty in compliance with the standard set forth in the immediately preceding sentence, except material loss or damage resulting from breach of fiduciary duty, a willful breach of this Agreement, misconduct, violation of applicable securities laws, negligence or malfeasance.

      6.5 NO OTHER ACTIVITIES OF THE GENERAL PARTNER.

      The General Partner covenants that it shall not be or become in the future engaged or associated in some other manner with other businesses and activities of any sort whatsoever but shall devote its attention solely to the activities of the Partnership.

      6.6 MANAGEMENT AND ADMINISTRATIVE SERVICES AGREEMENTS.

      (a) The Partnership and each Limited Partner acknowledges that the General Partner has executed on behalf of the Partnership that certain Management Agreement dated of even date herewith (the "MANAGEMENT AGREEMENT") in the form attached hereto as EXHIBIT C, by and between the General Partner and First Investors Financial Services, Inc. (the "MANAGER") pursuant to which the Manager has agreed to provide certain management services on behalf of the General Partner hereunder. The Manager has agreed to perform such management services in an amount as may be agreed upon from time to time by and among the Managing Agent (as defined in the Management Agreement), the General Partner and as approved in writing by the Deal Agent.

      (b) The Partnership and each Limited Partner acknowledges that the General Partner has executed on behalf of the Partnership that certain Administrative Services Agreement dated of even date herewith (the "ADMINISTRATIVE SERVICES AGREEMENT") in the form attached hereto as Exhibit D by and between the Partnership and First Union Securities, Inc. (the "ADMINISTRATOR") pursuant to which the Partnership has agreed to pay certain ongoing fees for certain services performed for the Partnership in connection with the Partnership Assets. Any such servicing fees as determined thereunder earned by the Administrator shall be paid directly to the Administrator. Any such fees that are not paid when earned shall be paid as soon as free cash is available therefor and, in any event, prior to the making of any distributions in respect of Partnership Interests.

      (c) The General Partner shall not receive from the Partnership any other compensation for its service unless all Partners approve such compensation; provided that the foregoing shall not limit the General Partner's rights with respect to its Interest as expressly provided for in this Agreement, including, without limitation, the General Partner's rights to receive distributions on its Partnership interest.

      6.7 RELIANCE ON AUTHORITY OF THE GENERAL PARTNER.

      No Person dealing with the General Partner shall be required to determine its authority to make any undertaking on behalf of the Partnership or to determine any fact or circumstance bearing upon the existence of such authority. No purchaser of any property or interest owned by the Partnership shall be required to determine the sole and exclusive authority of the General Partner to execute and deliver, on behalf of the Partnership, any and all documents and instruments in connection therewith or to see to the application or distribution of revenues or proceeds paid or credited in connection therewith, unless such purchaser shall have received written notice affecting the same.

      6.8 LIMITATIONS ON AUTHORITY OF THE GENERAL PARTNER.

      (a) Notwithstanding anything to the contrary set forth in this Agreement (other than the provisions of SECTION 6.6) without the written consent or ratification of the specific act by all Partners, the General Partner shall have no authority to:

      (i) do any act in contravention of the provisions of this Agreement or of the Certificate, as amended from time to time;

      (ii) do any act (other than sell, exchange or otherwise dispose of Partnership property not constituting Partnership Assets) which would materially alter the ordinary business of the Partnership, including, without limitation any financing or disposition of Partnership Assets except as contemplated by the Indenture;

      (iii) knowingly perform any act that would cause any Limited Partner to be treated as a general partner in any jurisdiction;

      (iv) possess Partnership property, or assign rights in specific Partnership property, for other than a Partnership purpose; or

      (v) do any act, except as set forth in this Agreement, which it is prohibited from doing under the Act without such consent or ratification;

      (vi) except as authorized under the Indenture with respect to the Notes, to deed as security, mortgage, pledge or grant security interests in, or otherwise encumber, any Partnership Asset; or

      (vii) incur any material indebtedness or enter into any material contract or other obligation except as expressly authorized under the Indenture or by Three-Fourths Approval of the Limited Partners.

      (b) The General Partner shall at all times be, or have a member (the "INDEPENDENT MEMBER") which is, a corporation having a board of directors at least one member of which is a director (each an "INDEPENDENT DIRECTOR") who is not and, for the immediately preceding two year period, was not (i) a director (other than an Independent Director), officer of employee of the Partnership;
(ii) a director, officer or employee of First Investors Financial Services Group, Inc. (the "FIFSG") or any of its affiliates; (iii) a supplier, independent contractor or any other person who derives more than 15% of its gross revenues from its activities with the Partnership, FIFSG and/or any affiliate of the foregoing; (iv) a holder (directly or indirectly) of more than 5% of any beneficial interests in the assets of the Partnership or more than 5% of the voting securities of FIFSG or any affiliate of the foregoing; (v) a person controlling any such director, officer, employee, supplier, independent contractor, holder or any other person meeting the criteria set forth in clauses
(i), (ii), (iii) or (iv) of this clause (b) or (vi) a member of the immediate family of any person meeting the criteria set fourth in clauses (i), (ii),
(iii), (iv) or (v) of this clause (b).

      (c) The General Partner will not, without the unanimous vote of (i) either the board of directors of the General Partner or the board of directors of each of the members of the General Partner (which vote shall include, with respect to the Independent Member, the vote of the Independent Director) and (ii) each other Partner (A) dissolve or liquidate, in whole or in part, or institute proceedings to have the Partnership adjudicated bankrupt or insolvent, (B) consent to the institution of bankruptcy or insolvency proceedings against the Partnership, (C) file a petition seeking or consent to reorganization or relief under any applicable federal or state law relating to bankruptcy, (D) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Partnership or a substantial part of its property, (E) make a general assignment for the benefit of creditors of the Partnership, (F) admit in writing the Partnership's inability to pay its debts generally as they become due, (iii) take any partnership action in furtherance of the actions set forth in clauses (A) through (F) of this paragraph, PROVIDED, HOWEVER, that no director may be required by any stockholder of the General Partner (or by any stockholder of any member of the General Partner) to consent to the institution of bankruptcy or insolvency proceedings against the Partnership so long as it is solvent.

      6.9 INDEMNIFICATION.

      The Partnership shall not indemnify, defend or hold the General Partner, its employees, partners, harmless from, against and in respect of any liabilities, damages, losses, costs or expenses incurred by such Person as a result of any act or omission by such Person.


      6.10 EXPENSES OF THE GENERAL PARTNER.

      Except to the extent limited by the Management Agreement, the Partnership but not any Limited Partner shall bear and be charged with all of the following costs and expenses of the Partnership's activities occurring after, and only to the extent such costs and/or expenses are incurred after, the Closing Date: (a) all administrative and overhead expenses (including but not limited to salaries, rent, travel, furniture and equipment) incurred in managing the Partnership; and
(b) other miscellaneous administrative expenses of the General Partner (to the extent not otherwise reimbursed) (hereinafter collectively referred to as the "GENERAL PARTNER EXPENSES"). The General Partner shall be entitled to be reimbursed by the Partnership for the foregoing costs and expenses to the extent
(i) the same are limited above or (ii) the same have theretofore been authorized pursuant to the annual budget of the Partnership.

      6.11 REMOVAL OF THE GENERAL PARTNER.

      (a) Upon the occurrence of Cause (as defined below), the Limited Partners, by the Three-Fourths Approval may remove the General Partner. For purposes of the preceding sentence, "Cause" means a finding by any court of competent jurisdiction or an arbitrator selected by the parties, or an admission by the General Partner in a settlement of a lawsuit, of material loss or damage resulting from the breach of fiduciary duty, a willful breach of this

Agreement, intentional misconduct, a knowing violation of applicable securities law, gross negligence or willful malfeasance.

      (b) Upon the removal of the General Partner pursuant to SECTION 6.11(A), the Partnership shall dissolve and thereafter conduct only activities necessary to wind up its affairs in accordance with the provisions of ARTICLE XIV, unless contemporaneously with the removal of the General Partner, the Limited Partners, with Two-Thirds Approval of the Limited Partners, vote in writing to continue the Partnership and to elect a successor general partner to operate the Partnership business and to serve as and to perform the duties of the General Partner. If a decision to continue the Partnership is made, then:

            (i) The General Partner shall automatically thereafter become a Limited Partner, and the Partnership Interest which it formerly held as a General Partner shall thereafter be held by it as a Limited Partner.

            (ii) Any new general partner(s) shall have the same rights, duties and obligations as the General Partner has in the Partnership and shall receive such Partnership Interest and compensation as the partners selecting him may determine, provided, however, such new general partner(s) shall not succeed to the Partnership Interest of the General Partner.

      6.12 EXPENSES OF THE PARTNERSHIP.

      Except for out-of-pocket costs and expenses incurred in connection with the organization of the Partnership and the issuance of Interests, including legal, accounting, tax, capital raising and other organizational expenses and start-up expenses ("ORGANIZATIONAL EXPENSES"), which Organizational Expenses shall be paid by the Partners as they may agree, the Partnership shall pay all expenses incurred in the operation of the Partnership that have been authorized in the manner described in SECTION 6.10 hereof, including, without limitation:
(a) all legal, auditing, tax, consulting and accounting expenses (including expenses associated with the preparation of the Partnership's financial statements, tax returns, and other reports to the Partners); (b) taxes, brokerage, registration, custodial, insurance, indemnification, and other expenses associated with the acquisition, holding and disposition of Partnership Assets (to the extent not reimbursed); not consummated;(c) fees payable under the Administrative Services Agreement; (d) extraordinary expenses (such as litigation, if any); and (e) the expenses of liquidating the Partnership. Except to the limited extent provided above, the foregoing shall constitute, once incurred, liabilities of the Partnership.

                                    ARTICLE VII

              POWERS, RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

      Except as expressly set forth herein, no Limited Partner shall take part in, or interfere in any manner with, the conduct or control of the Partnership business and no Limited Partner shall have any right or authority to act or sign for, or to obligate the Partnership, but a Limited Partner shall have all the rights of a limited partner required pursuant to the Act. No Limited Partner shall at any time be entitled to withdraw all or any part of its Capital Contributions except to the extent it is entitled to distributions pursuant to the provisions of ARTICLE V. No Limited Partner shall have any right to demand and receive any property other than cash in return for its contributions, and, prior to the dissolution and liquidation of the Partnership pursuant to ARTICLE XIV, its right to receive, from time to time, distributions of cash shall be limited to the rights set forth in ARTICLE V.

                                  ARTICLE VIII

                                   [RESERVED]

                                   ARTICLE IX

                          MEETINGS OF PARTNERS; VOTING

      9.1 MEETINGS.

      The General Partner shall annually call a meeting of the Partners for the conduct of general business, including the approval of the budget of the Partnership. The General Partner also may call special meetings of Partners, for any purpose or purposes, unless otherwise prescribed by statute. The General Partner shall call a special meeting of the Partners upon the written request of Partners holding at least thirty percent (30%) of the Interests held by all Partners. The Partners shall hold any meeting at such time and place and on the date specified in the notice of the meeting.

      9.2 PLACE OF MEETINGS.

      The Partners may hold meetings of Partners within or outside the State of Delaware.

      9.3 NOTICE OF MEETINGS.

      The Partnership shall give written notice of special meetings of Partners stating the place, date, and hour of the meeting not fewer than ten (10) nor more than thirty (30) days before the date of the meeting, either personally or by mail, by or at the direction of the General Partner or Person calling or requiring the call of the meeting, to each Partner entitled to vote at such meeting. Notice of a meeting may be waived by an instrument in writing executed before or after the meeting. The waiver need not specify the purpose of the meeting or the business transacted. Attendance at such meeting in person or by proxy shall constitute a waiver of notice thereof. Notice of any special meeting of Partners shall state the purpose or purposes for which the meeting is called.

      9.4 MEETING OF ALL PARTNERS.

      If all of the Partners shall meet at any time and place, either within or outside of the State of Delaware, and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting any lawful action may be taken.

      9.5 QUORUM.

      Except as otherwise herein provided, at all meetings of Partners, Partners holding Interests representing eighty percent of the Percentage Interests held by all Partners shall constitute a quorum for the transaction of business. At any meeting held for the purposes described in section 6.10 hereof, only the Limited Partners shall be treated as the partners for purposes of this Article
IX. In the absence of a quorum at any such meeting, Partners holding a majority of the Interest represented at the Meeting, may adjourn the meeting from time to time for a period not to exceed sixty (60) days without further notice. If at the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Partner of record entitled to vote at the meeting. At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The Partners present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal during such meeting of members whose absence would cause less than a quorum to be present.

      9.6 MANNER OF ACTING.

      If a quorum is present, the affirmative vote of Partners holding Interests representing eighty percent of the Percentage Interests of all Partners there present, and entitled to vote shall be the act of the Partners, unless the vote of a greater or lesser proportion or number shall be otherwise required by the Act, or by this Agreement. Unless otherwise expressly provided in this Agreement or required under applicable law, Partners who hold Interests entitled to vote and who have an interest (economic or otherwise) in the outcome of any particular matter upon which the Partners vote or consent may vote or consent upon any such matter and their vote or consent, as the case may be, shall be counted in the determination of whether the requisite matter was approved by the Partners.

      9.7 AMENDMENT.

      In addition to specific requirements for Partner action elsewhere in this Agreement, the Partners may amend this Agreement by the consent of the General Partner and Two-Thirds Approval of the Limited Partners, PROVIDED that the affirmative vote of each Limited Partner adversely affected shall be necessary to adopt any amendment that has the effect of reducing the rights or privileges of a Limited Partner's Interest with respect to other Limited Partner's Interests; PROVIDED, FURTHER that the vote of all Partners is required to amend SECTIONS 6.8 (B) and (C) hereof and any such amendment shall be made only with the affirmative vote of the Independent Director of the Independent Member.

      9.8 PROXIES.

      At all meetings of Partners, a Partner may attend and vote in person or by proxy executed in writing by the Partner or by a duly authorized attorney-in-fact. Such proxy shall be delivered to the General Partner before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

      9.9 ACTION BY PARTNERS WITHOUT A MEETING.

      Action required or permitted to be taken at a meeting of Partners may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by the Partners holding eighty percent of the Interests held by Partners that would be entitled to constitute a quorum with respect to such action, or such greater number as may be required to approve such action, with such consents to be delivered to the General Partner of the Partnership for inclusion in the minutes or for filing with the Partnership records with a copy of such consent transmitted to all Partners within ten (10) days after such action becomes effective. Action taken under this SECTION 9.9 shall be effective when the requisite number of Partners required to approve such action have signed the consent, unless the consent specifies a different effective date. The record date for determining Partners entitled to take action without a meeting shall be the date the first Partner signs a written consent.

      9.10 WAIVER OF NOTICE.

      When any notice is required to be given to any Partner, a waiver thereof in writing signed by the person entitled to such notice, whether before, at, or after the time stated therein, shall be equivalent to the giving of such notice.

      9.11 MEETING BY TELEPHONE; ACTION BY CONSENT.

      Partners may attend and participate in meetings either in person, by proxy, or by means of conference telephones or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by proxy or by means of such communications equipment shall constitute presence in person at any meeting. Attendance in person at such meeting shall constitute a waiver of notice thereof.

                                     ARTICLE X

                          ACCOUNTING, BOOKS AND RECORDS

      10.1 ACCOUNTING METHODS.

      The accounting for the Partnership shall initially be on the accrual basis of accounting for tax purposes. The General Partner may make any changes of accounting method that it shall deem advisable at any time and from time to time and the Partnership's "Fiscal Year" shall commence on May 1 and end on April 30, succeeding unless the General Partner determines that another Fiscal Year is appropriate or unless another Fiscal Year is required by the Code, in each case provided that the General Partner shall first have indemnified the Limited Partners against any added cost or tax expense as a result of such change. With respect to the arrangement described in SECTION 1.1(B) hereof, the First Fiscal Year shall be deemed to have commenced on October 2, 1998 and ended on April 30, 1999, and successive fiscal years shall commence on the May 1 next succeeding the close of the preceding fiscal year.

      10.2 BOOKS AND RECORDS.

      The Partnership shall keep or cause to be kept, at the Partnership's expense, full, complete and accurate books of account and other records showing the assets, liabilities, costs, expenditures, and receipts of the Partnership, the Capital Contributions of the Partners, Profits, Losses, items of income, gain, loss and deduction, Available Cash, the respective Capital Accounts of the Partners and such other matters as the General Partner shall deem appropriate. Such books of account shall be the property of the Partnership, shall be kept initially in accordance with the accrual basis of tax accounting consistently applied, and shall be open to the reasonable inspection and examination of the Partners or their duly authorized representatives. The books of account shall be maintained at the principal office of the Partnership.

      10.3 FINANCIAL REPORTS AND TAX RETURNS.

      As soon as practicable after the end of each Fiscal Year, the Partnership shall cause to be prepared a full, detailed and complete set of financial statements of the Partnership for such Fiscal Year, prepared in accordance with the accrual basis of accounting consistently applied. audited by a nationally recognized accounting firm, as determined by the General Partner. In addition, the General Partner shall prepare and deliver to the Limited Partners an annual report of the activities of the Partnership, which shall include all expenses of and fees received by the General Partner. The Partnership shall also cause the preparation of the Partnership's income tax returns as soon as practicable after the end of the Fiscal Year; provided that the General Partner will use reasonable efforts to cause such returns to be prepared for each Fiscal Year. The Partnership shall deliver copies of such financial statements, and Schedule K-1 of Form 1065 (or a comparable schedule) to the Partners as soon as practicable after they are completed after the end of each Fiscal Year. For income tax returns that are to be filed with respect to the arrangement described in SECTION 1.1(B) hereof, the General Partner will cause the preparation of said returns as soon as reasonably practicable and see to their prompt filing with respect to such returns, the General Partner shall deliver copies of Schedule K-1 and Form 1065 (or comparable form) to the Partners not later than September 1, 2000.

      10.4 GENERAL INFORMATION.

      The General Partner shall keep all of the Partners informed generally of its transactions on behalf of the Partnership and shall furnish to the Partners, from time to time, information regarding the activities and business of the Partnership and copies of investment papers with respect to Partnership Assets. The General Partner shall prepare and deliver quarterly reports of the activities of the Partnership and its Partnership Assets.

      10.5 ADJUSTMENT OF TAX BASIS.

      In the event of a transfer of a Partnership Interest in accordance with the terms of this Agreement or a distribution of Partnership Property in exchange for the Interest of a Partner, when the result will be an increase in the tax basis of the Partnership property, the Partnership may, but shall have no obligation to, elect pursuant to Section 754 of the Code to adjust the basis of the Partnership property.

      10.6 CONTROVERSIES WITH INTERNAL REVENUE SERVICE.

      (a) In the event of any controversy with the Internal Revenue Service ("IRS") or any other taxing authority involving the Partnership or any Partner the outcome of which may adversely affect the Partnership, directly or indirectly, or the amount of the allocation of income, gain, loss, deduction, or credit of the Partnership to a Partner, the General Partner shall have the authority to cause the Partnership to incur expenses it deems necessary or advisable in the interest of the Partnership in connection with any such controversy, including, without limitation, attorneys' and accountants' fees. The General Partner will promptly send to each Partner a copy of all correspondence sent to or received from the IRS by the Partnership.

      (b) The General Partner is hereby designated as the Partnership's "Tax Matters Partner" under Code section 6231(a)(7) and shall have all of the powers and responsibilities of such position as provided in the Code provided it: (i) shall promptly furnish the IRS with information sufficient to cause each Partner to be treated as a "notice partner" as defined in Code section 6231(a)(8); and
(ii) shall not file any action or suit or extend any statute of limitations relating to Partnership tax matters without first giving notice to each Partner. Expenses incurred by the Tax Matters Partner, in its capacity as such, will be Partnership Expenses.

                                   ARTICLE XI

                CAPITAL ACCOUNTS; ALLOCATIONS; TAX DISTRIBUTIONS

      11.1 MAINTENANCE OF CAPITAL ACCOUNTS.

      The Partnership shall maintain an account (a "CAPITAL ACCOUNT") for each Partner as part of its books and records. The Partnership shall determine each Partner's Capital Account in accordance with the following:

      (a) The Partnership shall credit to each Partner's Capital Account (i) the amount of cash and the fair market value of property contributed by the Partner to the Partnership as a Capital Contribution and (ii) the Partner's distributive share of the Partnership's Profits and any items in the nature of income or gain that the Partnership specially allocates pursuant to this ARTICLE XI, and (iii) the amount of any Partnership liabilities that the Partner voluntarily assumes or that any property distributed to the Partner secures.

      (b) The Partnership shall debit to each Partner's Capital Account (i) the amount of cash (and the Gross Asset Value of property, if any, other than cash distributed by the Partnership to the Partner pursuant to ARTICLE V), (ii) the Partner's distributive share of the Partnership's Losses and any items in the nature of expenses or losses that the Partnership specially allocates pursuant to this ARTICLE XI, and (iii) the amount of the Partner's liabilities that the Partnership assumes or that any property contributed by the Partner to the Partnership secure.

      (c) In the event that a Partner transfers all or a portion of its Interest in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent that the Capital Account relates to the transferred Interest.

      (d) In determining the amount of any liability for purposes of computing a Partner's Capital Account, the Partnership shall take into account Code section 752(c) (relating to limitations on the amount of liabilities) and any other applicable provisions of the Code and Regulations.

      The Partnership intends that the foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts have substantial economic effect and otherwise comply with Regulations section 1.704-1(b) (relating to requirements for maintaining capital accounts), The Partnership shall interpret and apply such provisions in a manner consistent with such Regulations and the provisions of Exhibit B hereto.

      11.2 ALLOCATION OF PROFITS AND LOSSES.

      The Partnership shall allocate Profits or Losses for each Accounting Period in the following manner:

      (a)   The Partnership shall allocate Profits-

            (i) first, to the Partners in proportion to their respective Percentage Interests until the aggregate Profits allocated pursuant to this SECTION 11.2(A)(I) for the current Accounting Period and all prior Accounting Periods are equal to the aggregate Losses allocated pursuant to
      SECTION 11.2(B)(II) for all prior Accounting Periods; and

            (ii) thereafter, seventy percent (70%) to the General Partner and thirty percent (30%) to all Limited Partners in proportion to their respective Percentage Interests.

      (b) The Partnership shall allocate Losses (subject to the eliminations of Section 704 of the Code) -

            (i) first, seventy percent (70%) to the General Partner and thirty percent (30%) to all Limited Partners in proportion to their respective Percentage Interests until the aggregate Losses allocated pursuant to this
      SECTION 11.2(B)(I) for the current Accounting Period and all prior Accounting Periods are equal to the aggregate Profits allocated pursuant to SECTION 11.2(A)(II) for all prior Accounting Periods; and

            (ii) thereafter, to the Partners in proportion to their respective Percentage Interests.

      11.3 TAX ITEMS; CONTRIBUTED AND REVALUED PROPERTY.

      (a) Except as provided in SECTION 11.3(B), any allocation to a Partner of a portion of the Profits, Losses or items of income, gain, loss or deduction for an Accounting Period is deemed to be an allocation to that Partner of the same proportionate part of each item of income, gain, loss, deduction or credit that is earned, realized or available by or to the Partnership for federal income tax purposes.

      (b) For federal income tax purposes, any income, gain, loss or deduction with respect to a Partnership Asset contributed by a Partner to the Partnership that has a fair market value different from its adjusted basis for federal income tax purposes is allocated among the Partners in accordance with Code section 704(c) (relating to special tax allocations with respect to contributed property) and Regulations section 1.704-3, using any method prescribed in Regulations section 1.704-3 determined by the General Partner. With respect to any Partnership asset that is revalued pursuant to the terms of this Agreement, subsequent allocations of income, gain, loss and deduction with respect to the asset shall take into account any variation between the adjusted basis of such asset for federal income tax purposes and its fair market value at the time of revaluation in the same manner as under Code section 704(c) and Regulations section 1.704-3, using any method prescribed therein as determined by the General Partner.

                                   ARTICLE XII

                   DISQUALIFICATION AND WITHDRAWAL OF PARTNERS

      12.1 DISQUALIFICATION.

      (a) The disqualification (as defined in SECTION 12.1(C)) of a Limited Partner shall not dissolve the Partnership. Upon the disqualification of a Limited Partner, the successor-in-interest of such Limited Partner shall become a transferee of the Limited Partner and be credited or charged with or paid, as the case may be, all further allocations and distributions on account of the Partnership Interest of such Limited Partner; provided, HOWEVER, that no such transferee shall become a substituted Limited Partner without first obtaining the written consent of the General Partner, which consent will not be unreasonably withheld.

      (b) If the General Partner becomes disqualified, the Partnership shall dissolve and thereafter conduct only activities necessary to wind up its affairs in accordance with the provisions of ARTICLE XIV, unless, within ninety (90) days after the disqualification, retirement or withdrawal of the General Partner, Limited Partners owning Interests representing Two-Thirds Approval of the Limited Partners vote in writing to continue the Partnership and to elect a successor general partner(s) to operate the Partnership business and to serve as and to perform the duties of the General Partner. If a decision to continue the Partnership is made, then:

            (i) The General Partner shall automatically thereafter become a Limited Partner, and the Partnership Interest which it formerly held as a General Partner shall thereafter be held by it as a Limited Partner.

            (ii) Any new general partner(s) shall have the same rights, duties and obligations as the General Partner has in the Partnership and shall receive such Partnership Interest and compensation as the partners selecting him may determine.

      (c) For the purposes of this Agreement, a Partner shall be deemed to be "disqualified" upon the occurrence of any of the following events:

            (i) if the Partner is a natural person, upon his death, his adjudication as an incompetent, his becoming bankrupt or adjudicated insolvent, or his making an assignment for the benefit of creditors; or

            (ii) if the Partner is not a natural person, upon its voluntary dissolution or liquidation, its becoming bankrupt or adjudicated insolvent, its making an assignment for the benefit of creditors, or its becoming subject to involuntary reorganization or liquidation proceedings.

      12.2 WITHDRAWAL OF PARTNERS.

      (a) Except as expressly provided for in this Agreement, no Limited Partner shall be permitted to withdraw from the Partnership or to withdraw any portion of its Capital Account. A Limited Partner may request the right to withdraw from the Partnership if a violation of any law, regulation or order to which such Limited Partner is subject is likely to result without such withdrawal, provided, that the right to withdraw shall be granted by the General Partner in its sole discretion and shall require the General Partner's written consent; and provided, further, that (i) any such Limited Partner shall remain liable to the Partnership to the extent of any breach of a representation, warranty or covenant made by such Limited Partner to the Partnership arising out of or relating to such withdrawal, and (ii) any such Limited Partner shall receive upon withdrawal the fair market value of its Interest as determined and paid out pursuant to SECTION 12.3 below.

      (b) The General Partner may cause a Limited Partner to withdraw, if, in the reasonable good faith judgment of the General Partner, based upon written advice of counsel acceptable to the Limited Partner, such Limited Partner's Interest is (i) likely to cause the Fund's assets to be deemed "plan assets" for purposes of the regulations under ERISA; or (ii) the Partnership or any Partner is reasonably likely to be subject to any requirement to register under the 1940 Act; or (iii) likely to result in a significant delay, extraordinary expense or material adverse effect on the Partnership or any of its affiliates, any Partnership Asset.

      12.3 PAYMENT TO PARTNERS UPON WITHDRAWAL.

      Upon the withdrawal of a Limited Partner, the General Partner shall issue to the Limited Partner a nonrecourse, non-interest bearing promissory note, with principal payable not later than five years after the date of such promissory note. The principal amount of such promissory note shall be equal to the Limited Partner's Capital Account (determined after giving effect to any adjustments to the Gross Asset Value of the Partnership's assets pursuant to SECTION 16.2(O)(III) as a result of the liquidation of the Limited Partner's Interest). The issuance of such promissory note shall be the sole consideration for such Limited Partner's Interest as a result of such withdrawal.

                                  ARTICLE XIII

                 TRANSFER AND ASSIGNMENT OF PARTNERSHIP INTEREST

      13.1 GENERAL PROHIBITION.

      A Limited Partner may assign, convey, sell, hypothecate, transfer, pledge, encumber, dispose or otherwise alienate all or any part of its Partnership Interest. The General Partner may not assign, convey, sell, transfer, or otherwise dispose all or any part of its Partnership Interest. However, the General Partner may, subject to the provisions of the Transfer and Servicing Agreement (as defined in the Indenture), hypothecate, pledge or otherwise encumber all or any part of its Interest; PROVIDED, however, that any such party to whom such hypothecation or pledge is made or for whose benefit the encumbrance is made shall in no event be entitled to exercise any of the duties or responsibilities or possess any of the rights of the General Partner, and such party's interest in the General Partner's Interest shall in no event exceed the interest of an unadmitted transferee of an Interest as set forth in the last sentence of Section 13.2 hereof.

      13.2 PERMITTED TRANSFERS.

      Notwithstanding the provisions of SECTION 13.1, no transferee of the Interest of a Partner shall become a substituted Partner until the following conditions have been satisfied:

      (a) the transferee shall have executed a written agreement, in form and substance reasonably satisfactory to the General Partner, to assume all of the duties and obligations of the transferor Partner under this Agreement and to be bound by and subject to all of the terms and conditions of this Agreement;

      (b) the transferee shall have executed a power of attorney substantially identical to that contained in ARTICLE XV, and shall execute and swear to such other documents and instruments as the General Partner may deem necessary to effect the admission of the transferee as a Partner; and

      (c) the transferee shall have paid the reasonable expenses incurred by the Partnership in connection with the admission of the transferee to the Partnership.

      A transferee who does not become a substituted Partner shall be entitled to receive only that portion of the distributions or allocations to which its transferor would otherwise be entitled, and such transferee shall not be entitled to vote on any question regarding the Partnership.

      13.3 UNAUTHORIZED TRANSFERS.

      (a) Any purported transfer of an Interest not expressly permitted by this
ARTICLE XIII shall be null and void and of no effect whatsoever, provided that,
(i) if a court of competent jurisdiction issues a final judgment requiring the Partnership to recognize such transfer, or (ii) if the Partnership in its sole discretion elects to recognize such transfer, the transferee shall have only the rights of an unadmitted transferee of Interest, as set forth in the last sentence of SECTION 13.2 above.

      (b) In the event of a transfer or purported transfer not permitted by this
ARTICLE XIII, the transferor (or purported transferor) and the transferee (or purported transferee) shall indemnify and hold harmless the Partnership and the other Partners from all cost, liability, and damage that any of the Partnership or such Partners may incur, including, without limitation, any incremental tax liability, or any professional fees and costs, as a result of such transfer or purported transfer and efforts to enforce this Agreement and this indemnity.

                                   ARTICLE XIV

                   DISSOLUTION AND LIQUIDATION OF PARTNERSHIP

      14.1 DISSOLUTION.

      The Partnership shall be dissolved upon the happening of any of the following events:

      (a) a determination by the General Partner based on an opinion of counsel selected by the Limited Partners that such dissolution and termination is necessary (i) because there has been a materially adverse change in applicable law or regulations, or (ii) in order to avoid violations of (or registrations under) the 1940 Act, or ERISA;

      (b) the sale or other disposition of all or substantially all of the Partnership Assets;

      (c) the failure to select a new General Partner and to elect to continue the Partnership, after the removal of the General Partner in accordance with the provisions of SECTION 6.10;

      (d) the failure to select a new General Partner and to elect to continue the Partnership, after the disqualification of the General Partner in accordance with the provisions of SECTION 12.1;

      (e)   the expiration of the term of the Partnership as set forth in
SECTION 1.5; or

      (f) the election to terminate the Partnership by the General Partner and Three-Fourths Approval of Limited Partners.

      14.2 LIQUIDATION.

      Upon dissolution of the Partnership for any reason, the Partnership immediately shall commence to wind-up its affairs. During such liquidation, the allocation of Profits, Losses and other items and distributions of Available Cash shall continue in the same proportions as before the dissolution. Except as otherwise provided in this SECTION 14.2, the General Partner shall cause the liquidation and winding up of the Partnership in accordance with this SECTION
14.2. Notwithstanding the foregoing sentence, if the General Partner is disqualified (pursuant to SECTION 12.1), the Limited Partner shall select a liquidating trustee to cause the liquidation and winding up of the Partnership; or, if the General Partner has not been disqualified and the General Partner so elects, the General Partner shall designate a liquidating trustee, who, after its approval by the Limited Partner, shall cause the liquidation and winding up of the Partnership in accordance with this Agreement. A reasonable period of time shall be allowed for the orderly termination of the Partnership business, discharge of its liabilities and distribution or liquidation of the remaining assets so as to enable the Partnership to minimize the normal losses attendant upon the liquidation process. A full accounting of the assets and liabilities of the Partnership shall be taken, and the statements thereof shall be furnished to each Partner within forty-five (45) days after the dissolution. Such accounting and statement shall be prepared by the General Partner or by the liquidating trustee selected in accordance with this SECTION 14.2. The Partnership property and assets or the proceeds from the liquidation thereof shall be applied in the following order of priority:

      (a) Payment of the debts and liabilities of the Partnership, in the order of priority provided by law and payment of the expenses of liquidation;

      (b) Setting up of such reserves as the General Partner or liquidating trustee may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Partnership or any obligation or liability not then due and payable; provided, HOWEVER, that any such reserve shall be paid over by the General Partner or liquidating trustee to an escrow agent, to be held by such escrow agent for the purpose of disbursing such reserves in payment of such liabilities, and, at the expiration of such escrow period as the General Partner or liquidating trustee shall deem advisable, to distribute the balance thereafter remaining in the manner hereinafter provided;

      (c) Distribution PRO RATA to each Partner of the balance (if positive) in such Partner's Capital Account, adjusted to the date of payment; and

      (d) Distribution of the balance, if any, pro rata to the Partners in accordance with SECTION 5.2.

      14.3 NO FURTHER CLAIM.

      In the event that the assets of the Partnership available for distribution are not sufficient to satisfy in full the rights of the Partners as hereinabove set forth in this ARTICLE XIV, the Partners shall not have any further right or claim against the General Partner or any other Person(s) with respect to such rights.

                                   ARTICLE XV

                                POWER OF ATTORNEY

      Each Partner hereby irrevocably constitutes and appoints the General Partner as its true and lawful agent and attorney-in-fact, with full power of substitution, in its name, place and stead, to make, execute and acknowledge, swear to, record and publish and file:

      (a) A Certificate of Limited Partnership under the laws of the State of Delaware;

      (b) Any other instruments with respect to the Partnership which may be required to be filed under the laws of any state or of the United States, or which the General Partner shall deem advisable to file to carry out the purposes of the Partnership; and

      (c) All documents which may be required to effectuate the dissolution and termination of the Partnership.

      The foregoing power of attorney is coupled with an interest, shall be irrevocable and shall survive the death, incompetency, dissolution, merger, consolidation, bankruptcy or insolvency of each of the Partners. The Partners shall execute and deliver to the General Partner, within five (5) days after receipt of the General Partner's request therefor, such further designations, powers of attorney and other instruments as the General Partner deems necessary to carry out the purposes of this Agreement.

                                   ARTICLE XVI

                                   DEFINITIONS

      16.1 DEFINITIONS IN GENERAL.

      This ARTICLE XVI sets forth the definitions of certain terms used in this Agreement. Terms defined elsewhere in this Agreement shall have for all purposes of this Agreement the meanings set forth elsewhere in this Agreement.

      16.2 CERTAIN DEFINITIONS.

      For purposes of this Agreement, the following terms shall have the meanings set forth in this SECTION 16.2.

      (a) "Accounting Period" means any period (i) beginning with the later of
(A) the date of this Agreement or (B) the close of an Accounting Period and (ii) ending with the earlier of (A) the close of a Fiscal Year of the Partnership,
(B) a variation of the Partners' Interests, or (C) any other period for which the General Partner determines that a closing of the books of the Partnership is appropriate. With respect to the arrangement described in SECTION 1.1(B) hereof, said term also means any period beginning on October 2, 1998 and ending at the earliest to occur of the events listed in clause (ii) above and each successive period, with the last thereof ending on April 30, 2000.

      (b) "Act" shall mean the Delaware Revised Uniform Limited Partnership Act, 6 Del. C.ss.17-101 et seq., as it may be hereafter amended.

      (c) "Assets" shall have the meaning ascribed to it in SECTION 1.6(A) hereof.

      (d) "Available Cash" means, at any time, cash and cash equivalents in excess of an amount that the General Partner determines to be a reasonable reserve for the payment of any other costs and expenses incident to the purposes of the Partnership which are anticipated to be incurred, or to become due and payable, or both, in the future and for which cash sufficient to pay the costs and expenses at the time they become due and payable may not be generated by the Partnership.

      (e) "Closing" shall mean August 8, 2000.

      (f) "Code" means the Internal Revenue Code of 1986, as amended.

      (g) "Disposition Proceeds" mean all cash receipts of the Partnership arising from a refinancing, sale or other disposition or collection of all or any part of a Partnership Asset, after payment of or allowance for the following items in the priority provided by law or any applicable agreement or undertaking of the Partnership:

            (i) payment to the extent applicable of all amounts required to be disbursed in connection with such refinancing, sale or other disposition, including without limitation related sales or other commissions;

            (ii) payment of all debts and obligations of the Partnership then due related to the particular refinancing, sale or other disposition, or required by any agreement to which the Partnership is a party;

            (iii) establishment of reasonable cash reserves considered appropriate by the Partnership to provide for the payment of liabilities, costs, and expenses, contingent or otherwise, with respect to the disposition of such Asset, including, without limitation, legal, accounting or other expenses attributable to such disposition; and

            (iv) payment of all other debts and obligations of the Partnership then due.

      (h) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

      (i) "ERISA Investor" shall mean an entity the investment, management or disposition of the assets of which is subject to the fiduciary responsibility provisions of Part 4 of Title I of ERISA or the prohibited transaction excise tax of Code section 4975.

      (j) "Gross Asset Value" with respect to any Partnership asset means the value placed on the asset in connection with the maintenance of Capital Accounts and shall be that asset's adjusted basis for federal income tax purposes except as follows:

            (i) The initial Gross Asset Value of assets contributed to the capital of the Partnership by a Partner shall be the gross fair market value of the contributed assets on the date of contribution.

            (ii) The Partnership shall increase or decrease the Gross Asset Value of Partnership assets to reflect any adjustments to the adjusted basis of the assets pursuant to Code section 734(b) or 743(b), but only to the extent that Partnership must take the adjustments into account in determining Capital Accounts pursuant to Regulations section 1.704-1(b)(2)(iv)(m); provided, however, that the Partnership shall not adjust the Gross Asset Values of Partnership assets pursuant to this paragraph to the extent that the Partnership determines that an adjustment pursuant to paragraph (iii) below is appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph;

            (iii) The Partnership shall adjust the Gross Asset Value of all Partnership assets to equal their respective gross fair market values upon the occurrence of any of the following events: (A) distribution by the Partnership to a Partner of more than a DE MINIMIS amount of Partnership assets as consideration for all or a portion of a Partner's Interest; and,
      (B) the liquidation of the Partnership within the meaning of Regulations section 1.704-1(b)(2)(ii)(g);

            (iv) The Gross Asset Value of any Partnership asset shall be adjusted by any Depreciation taken into account with respect to such Partnership asset for purposes of computing Profits and Losses; and,

            (v) The Gross Asset Value of any Partnership asset distributed to any Partner shall be adjusted to the gross fair market value of the asset on the date of distribution.

      For all purposes of this Agreement, the General Partner in its sole discretion shall determine the fair market value of Partnership assets or the method of determining such fair market value.

      (k) "Independent Director" has the meaning given to such term in Section 6.8(b).

      (l) "Independent Member" has the meaning given to such term in Section 6.8(b).

      (m) "Partner" shall mean either or both the General Partner or the Limited Partner, as the context may require.

      (n) "Partnership Interest" or "Interest" shall mean a Partner's ownership interest in the Partnership, including any and all benefits to which such Partner is entitled pursuant to this Agreement, together with all obligations of such Partner to comply with the terms and conditions of this Agreement.

      (o) "Percentage Interest" shall mean, with respect to any General Partner, the percentage portion of the aggregate of the Partnership Interests of all General Partners owned by such General Partner and with respect to any Limited Partner, the percentage portion of the aggregate of the Partnership Interests of all Limited Partners owned by such Limited Partner.

      (p) "Person" means an individual, partnership, joint venture, association, corporation, trust or any other legal entity.

      (q) "Profits" or "Losses" means the Partnership's taxable income or loss determined in accordance with Code section 703(a) for each of its Accounting Periods, with the following adjustments:

            (i) The Partnership shall (A) add to its taxable income or loss any of its income that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses, and (B) subtract from its taxable income or loss any expenditures under Code section 705(a)(2)(B) (or treated as such an expenditure pursuant to Regulations section 1.704-1(b)(2)(iv)(i)) and not otherwise taken into account in determining Profits or Losses.

            (ii) In the event that the Partnership adjusts the Gross Asset Value of any Partnership asset pursuant to paragraph (ii), (iii) or (iv) of the definition of Gross Asset

      Value, the Partnership shall take into account the amount of such adjustment as gain or loss from the disposition of such asset for purposes of computing Profits or Losses.

            (iii) The Partnership shall compute gain or loss resulting from any disposition of any Partnership asset, with respect to which the Partnership recognizes gain or loss for federal income tax purposes, by reference to the Gross Asset Value of the Partnership asset disposed of, notwithstanding that the adjusted tax basis of such Partnership asset differs from its Gross Asset Value.

            (iv) In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, the Partnership shall take into account Depreciation for such Accounting Period.

            (v) For purposes of computing Profits or Losses, to the extent that, as a result of a distribution to a Partner other than in liquidation of all of the Partner's Interest, Regulations section 1.704-1(b)(2)(iv)(m)(4) requires an adjustment to the adjusted tax basis of any Partnership asset pursuant Code section 734(b) or Code section 743(b) to be taken into account in determining a Partner's Capital Account, the Partnership shall treat the amount of the adjustment as an item of gain (to the extent the adjustment increases the tax basis of the asset) or loss (to the extent the adjustment decreases the tax basis of the asset) from the disposition of the asset.

            (vi) Notwithstanding any other provision of this definition, in computing Profits or Losses, the Partnership shall not take into account any item of income, gain, expense or loss that it specially allocates pursuant to ARTICLE XI. The Partnership shall use rules analogous to those set forth in this definition to determine the amount of items of income, gain, deduction or loss available for allocation pursuant to ARTICLE XI.

      (r) "Regulations" means Income Tax Regulations promulgated by the U.S. Department of Treasury under the Code, as such Regulations may be amended from time to time (including corresponding provisions of succeeding Regulations).

      (s) "Securities" means all types of equity and equity-related securities, including, without limitation, all classes of capital stock, partnership interests, joint venture interests, beneficial interests and all other forms of ownership and equity related interests and rights to share in income, profits and proceeds ("STOCK"); options, warrants, agreements to acquire, puts, calls, rights to purchase or acquire and all other instruments convertible into or exercisable or exchangeable for Stock ("OPTIONS"); and bonds, notes, debentures, and all other instruments representing debt obligations; PROVIDED that such debt obligations are convertible into or exercisable or exchangeable for or are otherwise issued in conjunction with the issuance or transfer of Stock or Options.

      (t) "Three-Fourths Approval" of the Limited Partners shall mean the affirmative consent or approval of Partners owning Interests representing seventy-five percent (75%) of the Percentage Interests of all Limited Partners.

      (u) "Two-Thirds Approval" of the Limited Partners shall mean the affirmative consent or approval of Partners owning Interests representing sixty-six and two-thirds percent (66-2/3%) of the Percentage Interests of all Limited Partners.

      (v) Other capitalized terms that are not defined herein shall have the meaning ascribed hereto in the Indenture.

                                  ARTICLE XVII

                                  MISCELLANEOUS

      17.1 ADDITIONAL DOCUMENTS.

      At any time and from time to time after the date of this Agreement, upon the request of the General Partner, the Partners shall do and perform, or cause to be done and performed, all such additional acts and deeds, and shall execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, all such additional instruments and documents, as may be required to best effectuate the purposes and intent of this Agreement provided, however, no Partner shall, unless such Partner agrees in writing, have any obligation to provide any funds or property to or on behalf of the Partnership or the General Partner.

      17.2 APPLICABLE LAW.

      This Agreement shall be governed by, construed under, and enforced and interpreted in accordance with, the laws of the State of Delaware.

      17.3 NOTICES.

      All notices required under this Agreement shall be in writing. Any such notice shall be deemed to have been duly given when actually delivered, or when delivered to a nationally recognized commercial courier for next day delivery, or when deposited in the United States Mail, Certified Mail, Return Receipt Requested, with all postage prepaid, to the address for each party set forth below its execution of this Agreement, or when transmitted by facsimile to the telecopy number for each party set forth below its execution of this Agreement. Rejection or other refusal to accept, or inability to deliver because of changed address of which no notice was given, shall be deemed to be receipt of such notice, request, demand, tender, or other communication. Any party, by written notice to the others in the manner herein provided, may designate an address different from that stated above.

      17.4 ENTIRE AGREEMENT.

      This Agreement constitutes the entire agreement between the parties and supersedes any prior understanding or agreement between them respecting the subject matter hereof. There are no representations, arrangements, understandings or agreements, oral or written, between the parties hereto relating to the subject matter of this Agreement, except those fully expressed herein. No change or modification of this Agreement or waiver of any provision hereof shall be valid or binding on the parties hereto, unless such change, modification or waiver shall be in writing and signed by or on behalf of the parties hereto, and no waiver on one occasion shall be deemed to be a waiver of the same or any other provision hereof in the future.

      17.5 EXTENSION NOT A WAIVER.

      No delay or omission in the exercise of any power, remedy or right herein provided or otherwise available to a Partner or the Partnership shall impair or affect the right of such Partner or the Partnership thereafter to exercise the same. Any extension of time or other indulgence granted to a Partner hereunder shall not otherwise alter or affect any power, remedy or right of any other Partner or of the Partnership, or the obligations of the Partner to whom such extension or indulgence is granted.

      17.6 CREDITORS NOT BENEFITED.

      Nothing contained in this Agreement is intended or shall be deemed to benefit any creditor of the Partnership or of any Partner, and no creditor of the Partnership shall be entitled to require the Partnership or the Partners to solicit or accept any Capital Contribution for the Partnership or to enforce any right which the Partnership or any Partner may have against any Partner under this Agreement or otherwise.

      17.7 SEVERABILITY.

      If any portion of this Agreement is held illegal or unenforceable, the Partners hereby covenant and agree that such portion or portions are absolutely and completely severable from all other provisions of this Agreement and such other provisions shall constitute the agreement of the Partners with respect to the subject matter hereof.

      17.8 SUCCESSORS.

      Subject to the provision hereof imposing limitations and conditions upon the transfer, sale or other disposition of the Interests of the Partners in the Partnership, all the provisions hereof shall inure to the benefit of and be binding upon the heirs, successors, legal representatives and assigns of the parties hereto.

      17.9 COUNTERPARTS.

      This Agreement may be executed in counterparts, each of which shall for all purposes be deemed an original, and all of such counterparts shall together constitute one and the same agreement.

      17.10 SECTION HEADINGS.

      Section and other headings contained in this Agreement are for reference purposes only and are in no way intended to define, interpret, describe or limited the scope, extent or intent of this Agreement or any provision hereof. References to "Article," "Section" or "Subsection," without further indication, shall be references to the designated provision of this Agreement.

      17.11 TIME.

      Time is of the essence with respect to this Agreement.

      17.12 PRONOUNS.

      All pronouns and other words of designation used in this Agreement in reference to any Partner shall include the neuter, masculine and feminine genders and the singular and the plural, as the context requires.

      17.13 ACCEPTANCE OF PRIOR ACTS BY NEW PARTNER.

      Each Person becoming a Partner, by becoming a Partner, ratifies, affirms and confirms and agrees to be bound by all actions duly taken by the Partnership, pursuant to the terms of this Agreement, prior to the date such Person becomes a Partner.

      17.14 PARTNERSHIP PROPERTY.

      The legal title to the real or personal property or interest therein now or hereafter acquired by the Partnership shall be owned, held or operated in the name of the Partnership, and no Partner, individually, shall have any ownership of such property.

      17.15 WAIVER OF ACTION FOR PARTITION.

      Each of the Partners irrevocably waives any right that it may have to maintain any action for partition with respect to any of the Partnership property.

      IN WITNESS WHEREOF, the Partners have executed, sealed, sworn to and delivered this Agreement, the day and year first written above.

                                      GENERAL PARTNER:

                                      FIFS ACQUISITION FUNDING COMPANY, L.L.C., a Delaware Limited Liability Company

                                      By: FIALAC Holdings, Inc., a member

                                      By: _____________________________________
                                      Name:  __________________________________
                                      Title: __________________________________

                                            (CORPORATE SEAL)

                                      INITIAL ADDRESS FOR NOTICES:
                                      c/o FIFS Acquisition Funding Company, LLC
                                      675 Bering Drive, Suite 710
                                      Houston, TX 77057
                                      Fax: 713-977-0657

SIGNATURE PAGE FOR ADDITIONAL LIMITED PARTNER

      IN WITNESS WHEREOF, the Partners have executed, sealed, sworn to and delivered this Agreement, the day and year first written above.

                                    LIMITED PARTNER;

                                    FIRST UNION INVESTORS, INC., a
                                    corporation organized under the laws of
                                    North Carolina

                                    By: _____________________________________
                                    Name:____________________________________
                                    Title: __________________________________


                                    INITIAL ADDRESS FOR NOTICES

                                    FIRST UNION INVESTORS, INC.
                                    One First Union Center, TW-9
                                    Charlotte, North Carolina  28288
                                    Attention:  John Foxgrover, Director
                                    Fax: 704-383-1085

                                    WITH A COPY TO:

                                    Kilpatrick Stockton LLP
                                    One First Union Center, 35th Floor
                                    Charlotte, North Carolina  28202
                                    Attention:  Robert J. Hahn, Esq.
                                    Fax: 704-338-5125

                                    EXHIBIT A

                                List of Partners

GENERAL PARTNER(S)

      FIFS Acquisition Funding Company, LLC

LIMITED PARTNER(S)

      First Union Investors, Inc.

                                    EXHIBIT B

                             REGULATORY ALLOCATIONS

      1. Regulations Section 1.704-2 (relating to the maintenance of capital accounts for purposes respecting tax allocations) applies special rules to certain deductions of Losses (and other items) that would cause or increase a deficit in a Partner's Capital Account. Accordingly, to comply with those Regulations, prior to making any allocations pursuant to SECTION 11.2, the Partnership shall make the following allocations:

      (a) Minimum Gain Chargeback. If a net decrease in Partnership Minimum Gain occurs during a Accounting Period, determined pursuant to Regulations section 1.704-2(d), the Partnership shall allocate items of income and gain (as defined in Regulations section 1.704-2(f)(6) and 1.704-2(j)(2)) to the Partners for the Accounting Period (and, if necessary, subsequent Accounting Periods) in the amounts and in the manner determined in accordance with Regulations section 1.704-2(f). The Partners intend that this Paragraph (a) comply with the minimum gain chargeback requirement in Regulations section 1.704-2(f) and that it shall be interpreted consistently therewith.

      (b) Partner Nonrecourse Debt Minimum Gain Chargeback. If a net decrease in Minimum Gain attributable to a Partner Nonrecourse Debt, determined pursuant to Regulations section 1.704-2(i)(3), occurs during a Accounting Period, the Partnership shall allocate items of Partnership income and gain (as defined in Regulations section 1.704-2(j)(2)) to the Partners for the Accounting Period (and, if necessary, subsequent Accounting Periods) in an amount and in the manner determined in accordance with Regulations section 1.704-2(i). The Partners intend that this Paragraph (b) comply with the minimum gain chargeback requirement in Regulations section 1.704-2(i) and that it shall be interpreted consistently therewith.

      (c) Nonrecourse Deductions. The Partnership shall allocate all Nonrecourse Deductions to the Partners pro rata in proportion to their respective Percentage Interests.

      (d) Partner Nonrecourse Deductions. The Partnership shall allocate any Partner Nonrecourse Deductions to the Partner who bears the risk of loss with respect to the loan to which the deductions are attributable, pursuant to the provisions of Regulations section 1.704-2(i).

      (e) Qualified Income Offset. In the event that any Partner unexpectedly receives any adjustments, allocations or distributions described in Regulations sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6) that cause a deficit balance in such Partner's Capital Account, the Partnership shall allocate items of Partnership income and gain to that Partner in an amount and manner sufficient to eliminate the deficit balance as quickly as possible, provided that the Partnership shall make an allocation pursuant to this Paragraph (e) only if and to the extent that a Partner would have a deficit Capital Account balance after the Partnership makes all other allocations provided for in ARTICLE XI as if this Paragraph (e) were not in the Agreement. For purposes of any allocation pursuant to the preceding sentence, in determining any deficit balance in a Partner's Capital Account, the Partnership shall (a) reduce the Partner's Capital Account by expected adjustments, allocations or distributions described in Regulations sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6), and (b) increase the Partner's Capital Account by (i) the Partner's share of Minimum Gain, and (ii) any amount that the Partner must restore to the deficit balance of his Capital Account or that Regulations section 1.704-1(b)(2)(ii)(c) deems the Partner to restore to the deficit balance of his Capital Account.

      (f) Gross Income Allocation. In the event that any Partner has a deficit balance in its Capital Account as of the end of any Accounting Period in excess of the sum of (a) the amount such Partner is obligated to restore to the capital of the Partnership pursuant to any provision of this Agreement, or that such Partner is deemed to be obligated to restore pursuant to Regulations section 1.704-1(b)(2)(ii)(c)(1) and (2), and (b) such Partner's share of Minimum Gain, then the Partnership shall allocate to each such Partner items of income and gain for such Accounting Period and subsequent Accounting Periods, if necessary, in an amount and manner sufficient to eliminate as quickly as possible such Capital Account deficit. The Partnership shall make an allocation pursuant to this Paragraph (f) if and only to the extent that such Partner would have such an excess deficit balance in its Capital Account after the Partnership tentatively has made all other allocations pursuant to ARTICLE XI as if Paragraph (e) and this Paragraph (f) were not in this Agreement.

      (g) Section 754 Adjustments. To the extent that the Partnership makes an election pursuant to Code section 754, the amount of any adjustment to the adjusted tax basis of any Partnership asset pursuant to Code section 734(b) or 743(b) that is required, pursuant to Regulations section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset), and the gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Regulations section.

      (h) Curative Allocations. The Partnership intends that the foregoing allocations comply with certain requirements of the Regulations. The Partnership also intends that, to the extent possible, the Partnership offset all foregoing allocations either with other foregoing allocations or with special allocations pursuant to this Paragraph (h). Therefore, notwithstanding any other provisions of ARTICLE XI (other than the foregoing allocations), the Partnership shall make such offsetting special allocations in whatever manner it determines appropriate so that, after it makes the offsetting allocations, each Partner's Capital Account balance is, to the extent possible, equal to the Capital Account balance the Partner would have had if the foregoing allocations were not part of the Agreement and the Partnership allocated all items pursuant to the remaining paragraphs of ARTICLE XI. In exercising its discretion pursuant to this Paragraph (h), the Partnership shall take into account future allocations under Paragraph (a) or (b) that, although not yet made, are likely to offset other allocations previously made under Paragraph (c) or (d).

      2. For purposes of this Exhibit B, the following terms not otherwise defined in the Agreement shall have the definitions set forth below:

      (a) "Minimum Gain" shall mean the sum of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain. A Partner's share of Minimum Gain shall be the sum of its share of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain.

      (b) "Nonrecourse Debt" shall mean Partnership Nonrecourse Debt and Partner Nonrecourse Debt.

      (c) "Nonrecourse Deductions" shall have the meaning specified in, and shall be determined in accordance with, Regulations section 1.704-2(b)(1).

      (d) "Partner Nonrecourse Debt" shall have the meaning specified in Regulations section 1.704-2(b)(4).

      (e) "Partner Nonrecourse Debt Minimum Gain" shall have the meaning specified in, and shall be determined in accordance with, Regulations section 1.704-2(i)(3).

      (f) "Partner Nonrecourse Deductions" shall have the meaning specified in, and shall be determined in accordance with, Regulations section 1.704-2(i)(2).

      (g) "Partnership Minimum Gain" shall have the meaning specified in and shall be determined in accordance with Regulations sections 1.704-2(b)(2) and 1.704-2(d).

      (h) "Partnership Nonrecourse Debt" shall mean any Partnership liability described in Regulations section 1.704-2(b)(3) that is not a Partner Nonrecourse Debt.

                                    EXHIBIT C

                              MANAGEMENT AGREEMENT
                                 [SEE TAB A 10]

                                    EXHIBIT D

                        ADMINISTRATIVE SERVICES AGREEMENT
                                  [SEE TAB A 9]

                                      -1-